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                                                                    EXHIBIT 99.2



                 [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]


                                                                  April 16, 2004


The Board of Directors

Humboldt Bancorp

2998 Douglas Boulevard, Suite 330

Roseville, CA  95661


Members of the Board:


      We hereby consent to the use in this registration statement on Form S-4 of our letter to the Board of Directors of Humboldt Bancorp included as APPENDIX C to the proxy statement-prospectus forming a part of this registration statement on Form S-4 and to all references to our firm in such proxy statement-prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          /s/ Keefe, Bruyette & Woods, Inc.

                                          Keefe, Bruyette & Woods, Inc.